UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: November 30, 2010
DATE OF REPORT: December 10, 2010

COMMISSION FILE NUMBER: 333-146405

GENERATION ZERO GROUP, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA	1311	20-5465816
(STATE OR JURISDICTION OF INCORPORATION OR ORGANIZATION)	(PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

180 ALLEN ROAD
SUITE 150N
ATLANTA, GEORGIA 30328
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 214-1710
(REGISTRANT'S TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported in Generation Zero Group, Inc.’s (the “Company’s,” “we,” “our” and “us”) Form 8-K, filed with the Commission on July 12, 2010,  on or around June 30, 2010, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with Find.com URL Holdings, LLC., a Georgia limited liability company (“URL Holding”) and an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Scientigo, Inc. (“Scientigo”).

Pursuant to the Exchange Agreement, we purchased approximately 51 membership interests in URL Holding totaling 100% of the outstanding membership interests of URL Holding (the “URL Holding Members”). URL Holding owns the domain name Find.com.  URL Holding acquired the domain name through a consensual foreclosure process prior to the acquisition of the majority ownership of URL Holding by the Company.  Scientigo was a party to the consensual foreclosure process and had an option to acquire 40% of the domain name in exchange for Scientigo’s consent to the foreclosure.  The Company acquired and extinguished Scientigo’s option rights in connection with the Asset Purchase Agreement in order to secure the maximum ownership the Company could acquire from URL Holding, which as of this date stands at 100%.

The Exchange Agreement provided for (a) the issuance of an aggregate of 1,000,000 shares of the Company’s restricted common stock, and (b) the issuance of secured promissory notes (“Notes”) in an aggregate principal amount of approximately $3,070,000 (representing the aggregate amount of money owed to such URL Holding Members pursuant to previously outstanding promissory notes) to the URL Holding Members (the “Note Holders”).  The Notes are in favor of the selling members of URL Holding and are secured by the assets of the Company including the URL Holding membership units purchased by the Company.  The Exchange Agreement also required that the Company make a closing payment in an aggregate amount of $50,000 to the URL Holding Members.

Notes

The Notes bear interest at the rate of 12% per annum, and are payable as follows: (a) $50,000 which was due on the closing of the Exchange Agreement (June 30, 2010, the “Closing Date”), and which was paid to the Note Holders on such date; (b) $250,000 which was due to the Note Holders within 30 days of the closing date of the Exchange Agreement (which has not been paid to date as described below); (c) approximately $49,918.47 which is due at the end of each quarter for six quarters, due three months, six months, nine months, twelve months, sixteen months and twenty months after the Closing Date, each representing 1/6th of the Note Holder’s portion of an aggregate of $299,510.82; (d) by way of interest payments representing the accrued interest on the Notes which are due quarterly, beginning three months after the Closing Date and continuing until 18 months from the Closing Date; and (e) by way of twelve monthly payments of principal and interest (which monthly principal payments will total approximately $2,450,000 or $204,000 per month) representing the then outstanding balance of the Notes, the last of which payment is due December 31, 2012 (the “Maturity Date”).  The Notes may be prepaid at any time without penalty.

Upon the occurrence of any event of default under the Notes (as defined and described therein) the Notes will accrue interest at 14% per annum which rate the Notes are currently accruing interest as a result of our default in the payment of certain amounts due under the Notes, as described below, and the Company may obtain a thirty day extension to cure any event of default by issuing the Note Holders an aggregate of 50,000 shares of the Company’s common stock which the Company plans to do (an “Extension”).

The Company’s repayment of the Notes is secured by a security agreement providing the Note Holders a security interest in substantially all of the Company’s assets, personal property, and URL Holdings’ ownership of Find.com (the “Security Agreements”).  Scientigo serves as collateral agent for the benefit of the Note Holders under the Security Agreements (the “Collateral Agent”).   Matthew Krieg, the Company’s Chief Executive Officer and President, serves as President and Chief Executive Officer of URL Holding.

Asset Purchase Agreement

Pursuant to the Asset Purchase Agreement, the Company purchased and extinguished Scientigo’s pre-existing option to purchase a 40% interest in URL Holdings (the “Option”).  In consideration for the Option, we issued Scientigo 14,000,000 shares of restricted common stock (representing approximately 39.7% of our then outstanding shares (not including the 1,000,000 shares we agreed to issue to the Note Holders, as described above) and agreed to pay Scientigo $120,000 in cash (the “Cash Payment”).  A total of $15,000 of the Cash Payment was paid at the closing of the Asset Purchase Agreement on June 30, 2010, and a total of $55,000 was due within 30 days of closing (i.e., prior to July 30, 2010).  Pursuant to the Asset Purchase Agreement, we agreed that if we sell a 40% interest in URL Holding for an amount in excess of $50,000,000 (plus capital expenditures) within eighteen months of the closing of the Asset Purchase Agreement, we would issue Scientigo additional shares of our common stock equal in value to $1,000,000, based on the greater of the then current market value of our common stock or $1.00 per share.

The Company did not make the required payment of $250,000 under the Notes to the Note Holders when due on July 30, 2010 (the “Default”) and did not make the required payments of $55,000 to Scientigo as provided in connection with the Cash Payment as of July 30, 2010, and has not made such required payments to date.  As such, Scientigo, as Collateral Agent for the Notes, has declared the Notes and the Cash Payment in default.  As a result of the Default, the balance of the Notes began accruing interest at the default rate of 14% per annum and the Collateral Agent had the right to take further action under the Notes to declare the entire principal amount of the Notes immediately due and/or among other things, affect a consensual foreclosure and regain control and ownership of URL Holding (and therefore, ownership of the Find.com URL).

Forbearance Agreement

As previously reported in the Company’s Quarterly Report on Form 10-Q, filed with the Commission on November 24, 2010, the Company paid $150,000 to an escrow agent in November 2010 in connection with the Default.  The purpose of this payment was to affect a forbearance from the Note Holders for four months through March 15, 2011 and to make a $50,000 payment toward the Cash Payment.  The proposed forbearance required the consent of at least 85% of the Note Holders, the required percentage to amend or modify the Notes, which approval we were verbally notified had been obtained as of the date of the filing of the Form 10-Q, and which formal forbearance agreement (the “Forbearance Agreement”), has been finalized and executed to date and is being disclosed herein.

Effective November 30, 2010, the Company, the Note Holders, Scientigo and URL Holding formally executed and entered into the Forbearance Agreement.  Pursuant to the Forbearance Agreement, the Collateral Agent agreed to forbear from taking any action in connection with the Default until March 15, 2011 (subject to any default occurring other than in connection with the Default)(the “Forbearance Period”) and the Notes will continue to bear interest at the rate of 14% per annum during the Forbearance Period.  Additionally, the Company agreed to pay the Note Holders $100,000 of principal reduction from the amount held in escrow and issue such Note Holders an aggregate of 200,000 shares of common stock; reimburse the Collateral Agent for attorneys fees in connection with the preparation of the Forbearance Agreement; and pay the Note Holders, before the end of the Forbearance Period, $332,903 of accrued but unpaid interest and $249,837 of principal on the Notes (collectively, the “Cure Payment”), which if paid prior to the end of the Forbearance Period, would result in the waiver of the Default.

The Forbearance Agreement also requires the Company to pay one-half of the first $300,000 of any equity or debt capital raised by the Company moving forward (i.e., up to $150,000 of any funds raised) as follows (i) first to the Collateral Agent, for transaction related expenses (until $20,000 is paid) and thereafter (ii) two-thirds of each dollar to the holders of the Notes and one-third of each dollar to the Collateral Agent with respect to the unpaid balance of the required Cash Payment.   The Forbearance agreement also amends the Notes to remove the right of the Company to obtain an Extension as provided above, to reduce the percentage of Note Holders’ interests required to amend the Notes to holders of at least a majority of the outstanding principal amount of the Notes (instead of 85%); and provides for the Company to pay $50,000 of the amount owed to Scientigo from the funds held in escrow.  Finally, the Forbearance Agreement requires that Matthew Krieg, the Company’s sole officer and Director and holder of the Company’s Series A Preferred Stock (which provides Mr. Krieg super-majority voting rights), enter into an agreement to cancel the shares of Series A Preferred Stock which he holds in exchange for an aggregate of 3,000,000 shares of common stock upon the payment in full of the Notes, among other things.

Approval of the Forbearance Agreement required the approval of the holders of at least 85% of the principal amount of the Notes, which approval was obtained on or around November 24, 2010, as previously reported in the Company’s Form 10-Q filed with the Commission on November 24, 2010.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The Company agreed to issue the Note Holders 200,000 shares of common stock in connection with the Forbearance Agreement described above.

The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuances will not involve a public offering, the recipients will take the shares for investment and not resale, the Company will take appropriate measures to restrict transfer, and the recipients are either (a) “accredited investors” and/or (b) have access to similar documentation and information as would be required in a Registration Statement under the Act. No underwriters or agents are involved in the foregoing issuances and the Company will pay no underwriting discounts or commissions.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

10.1*	Forbearance and Note Amendment Agreement

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENERATION ZERO GROUP, INC.

Date: December 10, 2010	By: /s/ Matthew Krieg
Matthew Krieg
Chief Executive Officer